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                                                                     EXHIBIT 2.4

                            STOCK PURCHASE AGREEMENT


                  THIS STOCK PURCHASE AGREEMENT (the "Agreement"), is made this 5th day of June, 1998, by and between TELESERVICES ACQUISITION CORPORATION, a Delaware corporation ("Buyer"), TELESERVICES HOLDINGS CORPORATION, a Delaware corporation and holder of all the issued and outstanding capital stock of Buyer ("Parent"), U.S. TELEFACTORS CORPORATION, an Illinois corporation ("USTC"), and Andrew M. Knee and John H. and Carol C. Turner (the "Sellers", and each individually, a "Seller").

                              W I T N E S S E T H :
                              -------------------

                  WHEREAS, USTC is principally engaged in the business of supplying telemarketing services and is the end user and subscriber for certain toll free telephone numbers listed on Schedule 2.1(q) hereto (the "Toll Free Telephone Numbers");

                  WHEREAS, the Sellers are presently the owners of an aggregate of 1,000 shares of common stock, no par value (the "USTC Common Stock"), of USTC (collectively, the "USTC Stock") which represents all of the issued and outstanding capital stock of USTC;

                  WHEREAS, the Sellers desire to sell their respective shares of USTC Stock to Buyer and Buyer desires to purchase all of the USTC Stock from the Sellers, all in the manner and subject to the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, the parties hereby agree as follows:

                  1.  TERMS OF ACQUISITION

                  1.1 STOCK PURCHASE. On the terms and subject to the conditions of this Agreement, on the Closing Date (as hereinafter defined), each Seller shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall purchase and acquire from each such Seller, all right, title and interest of such Sellers, legal or equitable, in and to the number of shares of USTC Stock set forth opposite such Seller's name on Schedule 1.1 hereto under the caption "Number of Shares Owned." Each Seller resides at the address set forth therein. The certificates evidencing the USTC Stock shall be delivered at the Closing (as hereinafter defined) to Buyer, free and clear of all liens, claims, security interests and encumbrances, accompanied by duly executed stock powers (endorsed in blank, with signatures guaranteed) and any necessary stock transfer tax stamps affixed thereto.

                  1.2 PURCHASE PRICE. (a) As the purchase price for all of the USTC Stock (the "Purchase Price"), (i) Buyer shall pay to the Sellers an aggregate sum, subject to adjustment as provided in Section 1.4 below [******] in cash (the "Cash Purchase Price"), and (ii) Buyer shall cause Parent to issue [******] shares of Common Stock of Parent (the "Parent Common Stock") which shall not be less than [****] of the issued and outstanding shares of Common Stock of Parent after completion of Phase I and Phase II Acquisitions, the further transfer of which shall be restricted under the Securities Act of 1933, as amended (the "Securities Act") and as provided under Section 2.2(e) hereof. For purposes hereof, (i) "Phase I Acquisition" shall mean the acquisition by Buyer of the businesses of Operators Standing By, Inc., Sweet, Schatz and Lewis, Inc. and Protocol Communications Services, Inc. and "Phase II Acquisitions" shall mean the

---------------
In this Exhibit, "[***]" represents material omitted from this Exhibit and filed separately with the Securities and Exchange Commission and for which Confidential Treatment has been requested.

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acquisition by Buyer or its Affiliates of businesses comparable in revenue and earnings, in the aggregate, to the Phase I Acquisitions and which acquisitions shall occur on or before March 31, 1999.


                           (b) The Cash Purchase Price shall be payable in cash
at Closing by wire transfer of immediately available funds as follows: (i) [******] (less any amounts due pursuant to Section 3(a) hereof) to an account of the Sellers designated in writing by Sellers' Rep and (ii) [******] to the account of Charles H. Atwell, Esq., as escrow agent ("Escrow Agent") designated in the escrow agreement annexed hereto as Exhibit A (as the same may be amended from time to time, the "Escrow Agreement"), to be held and disbursed by the Escrow Agent pursuant to the terms thereof. The Cash Purchase Price shall be allocated by the Sellers' Rep among the Sellers as provided on Schedule 1.2 hereto under the caption "Allocation of Cash Purchase Price."

                           (c) The shares of Parent Common Stock shall be
allocated among the Sellers as provided on Schedule 1.2 hereto under the caption "Allocation of Parent Common Stock" and certificates representing such shares shall be delivered to the appropriate Sellers at Closing.

                  1.3 CLOSING DATE. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of O'Melveny and Meyers, Buyer's Lender's counsel, in New York City, at 10:00 A.M., June 5, 1998, or at such other place and/or on such other date and time as shall be agreed upon by Buyer and the Sellers (the "Closing Date").

                  1.4 PURCHASE PRICE ADJUSTMENT.

                           (a) Within one hundred twenty (120) days after
Closing, Buyer, at its expense, shall cause KPMG Peat Marwick LLP to deliver to the Sellers an audited balance sheet and related statements of income, retained earnings and cash flows for USTC's fiscal year ended December 31, 1997 (the "1997 Financial Statements"), and for the portion of USTC's 1998 fiscal year ending on the Closing Date (the "Closing Date Financial Statements"), all of which financial statements shall be prepared in accordance with generally accepted accounting principles and the rules and regulations of the Securities Exchange Commission applicable to financial reporting of public companies ("GAAP").

                           (b) The Sellers shall have forty-five (45) days from
delivery of the 1997 Financial Statements and the Closing Date Financial Statements (collectively, the "Financial Statements") to raise any objection thereto by delivery of joint written notice to Buyer setting forth such objections in reasonable detail. In the event that the Sellers shall fail to so deliver such written objections with respect to any of the Financial Statements within such 45-day period, then any such Financial Statements in respect of which no such objection is so delivered shall be deemed final and binding on the parties. In the event that any such objections are so delivered, Buyer and Sellers' Rep shall attempt, in good faith, to resolve such objections and, if unable to do so within fifteen (15) days of delivery of such objections, shall, within five (5) business days thereafter designate a nationally recognized firm of independent public accountants, mutually satisfactory to Buyer and Sellers' Rep (the "Independent Accountants"). In the event that Buyer and Sellers' Rep are unable to agree on the Independent Accountants within such 5-business day period, the Independent Accountants shall be designated jointly by the independent accountants of Buyer and USTC within three (3) business days thereafter. The Independent Accountants shall resolve all remaining objections to the Financial Statements made by the Sellers in accordance herewith within forty-five (45) days from their date of designation. The determination of the



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Independent Accountants shall be final and binding on the parties. The fees and expenses of the Independent Accountants shall be borne one-half by Sellers, jointly and severally, and one-half by Buyer.

                           (c) The Cash Purchase Price shall be adjusted in each
of the following instances, based on the Financial Statements, as finally determined in accordance herewith, by the amounts ("Adjustment Amounts") determined as follows:

                                    (i) in the event that on the Closing Date
USTC shall have outstanding Funded Debt (as defined below) in excess of [******], the Cash Purchase Price shall be reduced by an amount equal to such excess; and

                                    (ii) in the event that the sum of [******]
shall exceed 1997 EBITDA (as defined below), the Cash Purchase Price shall be reduced by an amount equal to [****] for each $1.00 of such excess (rounded down to the nearest whole dollar).

Within thirty (30) business days of the final determinations of the applicable Financial Statements (e.g., the Financial Statements from which each Adjustment Amount is to be calculated), each Seller shall pay to Buyer his or her share of each Adjustment Amount (based on the percentages for the allocation of the Cash Purchase Price set forth on Schedule 1.2 hereto) by wire transfer of immediately available funds to an account designated by Buyer in writing to the Sellers. In no event will the aggregate Adjustment Amounts exceed the Cash Purchase Price, or, with respect to such amounts due from John and Carol Turner, the aggregate Cash Purchase Price allocated to them pursuant to Schedule 1.2 hereto.

                           (d) For purposes hereof, (i) "Funded Debt" shall mean
all indebtedness of USTC for borrowed money outstanding on the Closing Date (including, without limitation, capitalized lease obligations but specifically excluding the lease obligations set forth in Schedule 1.4(d) hereto), exclusive of indebtedness incurred under the revolving credit facility referred to in
Schedule 2.1(v) hereto and (ii) "1997 EBITDA" shall mean the earnings of USTC for its fiscal year ended December 31, 1997, before deduction for interest, taxes, depreciation and amortization, in each case determined in accordance with GAAP and before deduction in respect of charges set forth in Schedule 1.4(d) hereto ("Non-Recurring Charges") and as set forth on the 1997 Financial Statements.

                  2.  REPRESENTATIONS AND WARRANTIES

                  2.1 REPRESENTATIONS AND WARRANTIES OF USTC AND THE SELLERS. USTC and the Sellers hereby, jointly and severally, represent and warrant to Buyer as follows:

                           (a) ORGANIZATION, GOOD STANDING AND POWER. USTC is a
corporation duly organized, validly existing and in good standing and authorized to exercise its corporate powers, rights and privileges under the laws of the State of Illinois with full corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted by it. Schedule 2.1(a) hereto sets forth all states and other jurisdictions in which USTC is duly qualified and in good standing to do business as a foreign corporation. There are no other states or jurisdictions in which the character and location of the properties owned or leased by it, or the conduct of its business makes such qualification necessary, except where failure to so qualify would not have a material adverse effect on the condition (financial or otherwise) of USTC. Copies of USTC's Articles of Incorporation and all amendments thereto, and of USTC's



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By-Laws, as amended to date, are attached to Schedule 2.1(a) and are complete and correct.

                           (b) CAPITALIZATION. The authorized capital stock of
USTC consists of 300,000 shares of Common Stock, no par value, of which 1,000 shares are issued and outstanding; 36,666 shares of Class A Preferred Stock, par value $1.00 per share, of which no shares are issued and outstanding; 36,666 shares of Class B Preferred Stock, par value $1.00 per share, of which 24,444 shares are issued and outstanding; 40,000 shares of Class C Preferred Stock, par value $1.00 per share, of which 30,000 shares are issued and outstanding; 73,334 shares of Class D Preferred Stock, par value $1.00 per share, of which 48,889 shares are issued and outstanding; 20,000 shares of Class E Preferred Stock, par value $1.00 per share, of which 20,000 shares are issued and outstanding; and 75,000 shares of Class F Preferred Stock, par value $1.00 per share, of which no shares are issued and outstanding. USTC has redeemed or has exercised its rights to redeem all issued and outstanding shares of its preferred stock outstanding as of December 31, 1997, and, upon payment to John and Carol Turner of the aggregate redemption price of $123,333, USTC will have no further rights or obligations with respect thereto. The number of shares of USTC Stock owned beneficially or of record by each of the Sellers is set forth on Schedule 1.1 hereto. All issued shares of USTC Stock have been duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding obligations, options, warrants, rights, calls, commitments, conversion rights, plans or other agreements of any character to which USTC is a party or otherwise bound which provide for the purchase or issuance by USTC of any authorized but not outstanding, or authorized and outstanding shares of capital stock of USTC. There is no personal liability attached to the USTC Stock. No person has any preemptive or similar rights in respect of any securities of USTC.

                           (c) AUTHORITY. The execution and delivery by USTC and
the Sellers of this Agreement and all of the agreements, schedules, exhibits, documents and instruments specifically provided for hereunder to be executed and/or delivered by any or all of them (all of the foregoing, including this Agreement, being hereinafter sometimes collectively referred to as the "Executed Agreements"), the performance by USTC and any or all of the Sellers (to the extent that they are parties thereto) of their respective obligations under the Executed Agreements, and the consummation of the transactions contemplated by the Executed Agreements, have been duly and validly authorized by all necessary corporate action on the part of USTC and by the Sellers, and USTC has all necessary corporate power with respect thereto. The Executed Agreements are, or when executed and delivered by the delivering parties shall be, the valid and binding obligations of the delivering parties, enforceable in accordance with their respective terms, except to the extent that enforceability may be limited by the operation of bankruptcy, insolvency or similar laws. Neither the execution and delivery by USTC and any or all of the Sellers (to the extent that they are parties thereto) of the Executed Agreements, nor the consummation of the transactions contemplated thereby, nor the performance by USTC and any or all of the Sellers (to the extent that they are parties thereto) of their respective obligations under the Executed Agreements, shall (nor with the giving of notice or the lapse of time or both would) (i) conflict with or result in a breach of any provision of the Articles of Incorporation or By-Laws of USTC,
(ii) except as set forth on Schedule 2.1(c)(ii) hereto, give rise to a default, or any right of termination, cancellation or acceleration, or otherwise result in a loss of contractual benefits to USTC, under any of the terms, conditions or provisions of any note, bond, mortgage or indenture or any license, agreement or other instrument or obligation material to the business of USTC to which USTC or any Seller is a party or by which it or any of its properties or assets may be bound, (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to USTC or any of the Sellers or any of their respective properties or assets, (iv) result in the creation or imposition of any lien, claim, restriction, charge or encumbrance upon any of the properties or assets of USTC, or (v) interfere



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with or otherwise materially and adversely affect the ability of USTC to carry on its business as now conducted.

                           (d) INTERESTS IN OTHER ENTITIES. Except as set forth
in Schedule 2.1(d) hereto, USTC does not (i) own, directly or indirectly, of record or beneficially, any shares of voting stock or other equity securities of any other corporation or entity, (ii) have any ownership interest, direct or indirect, of record or beneficially, in any entity, or (iii) have any obligation, direct or indirect, present or contingent, to purchase or subscribe for any interest in, advance or loan monies to, or in any way make investments in, any person or entity, or to share any profits or capital investments in other persons or entities, or both.

                           (e) GOVERNMENTAL AUTHORIZATIONS; THIRD PARTY
CONSENTS. Except as set forth in Schedule 2.1(e) hereto, no approval, consent, compliance, exemption, authorization or other action by, or notice to or filing with, any governmental authority or any other entity, and no lapse of a waiting period, is necessary or required to be obtained by USTC or any Seller in connection with the execution, delivery or performance by any of them, of this Agreement, any of the Executed Agreements or the transactions contemplated hereby.

                           (f) [Intentionally omitted.]

                           (g) FINANCIAL STATEMENTS; MINIMUM CLOSING NET WORTH,
ETC.

                                    (i) USTC has delivered to Buyer true and
complete copies of its unaudited balance sheets as of December 31, 1996, and related statements of income, retained earnings and cash flows for the period then ending (the "1996 Financial Statements"), true and complete copies of its unaudited balance sheets as of December 31, 1997, and related statements of income, retained earnings and cash flows for the period then ending (the "1997 Financial Statements") and true and complete copies of its unaudited balance sheet as of March 31, 1998 (the "Interim Balance Sheet"), and related statements of income, retained earnings and cash flows for the period then ending (collectively, with the Interim Balance Sheet, the "Interim Financial Statements"). All of such financial statements, including any notes thereto, were prepared on a consistent basis throughout the periods involved and such financial statements fairly present the financial position of USTC at the dates thereof and the results of its operations for the periods as indicated. The books and records of USTC are in all material respects complete and correct, have been maintained in accordance with good business practices, and accurately reflect the basis for the financial condition and results of operations of USTC as set forth in the financial statements referred to herein.

                                    (ii) As of December 31 1997, USTC had a Net
Worth equal to or greater than [*****]. For purposes hereof, "Net Worth" shall mean the excess of (A) the total assets of USTC as of December 31, 1997 over (B) the total liabilities of USTC as of December 31, 1997, in each instance, determination in accordance with GAAP.

                                    (iii) The Non-Recurring Charges represent
amounts actually paid by USTC.

                           (h) ABSENCE OF UNDISCLOSED LIABILITIES. Except as
disclosed in Schedule 2.1(h) hereto, USTC does not have any liabilities, commitments or obligations, whether accrued, absolute, contingent or otherwise which have not been (i) in the case of liabilities, commitments and obligations of a type customarily reflected on the corporate balance sheet of



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USTC, reflected on the Interim Balance Sheet or incurred, consistent with past practice, in the ordinary course of business since the date of the Interim Balance Sheet and which are not material either individually or in the aggregate or (ii) in the case of all other types of liabilities and obligations, described in Schedule 2.1(h).

                           (i) ABSENCE OF CERTAIN CHANGES. Except as and to the
extent set forth in Schedule 2.1(i) hereto, since December 31, 1997, USTC has not:

                                    (i) suffered any material adverse change in
its working capital, condition (financial or otherwise), assets, liabilities, business or operations;

                                    (ii) incurred any material liabilities or
obligations except items incurred in the ordinary course of business and consistent with past practice, which do not exceed, in the aggregate, $50,000 (counting obligations or liabilities arising from one transaction or a series of similar transactions, and all periodic installments or payments under any lease or other agreement providing for periodic installments or payments, as a single obligation or liability), or experienced any increase in, or change in any assumption underlying or methods of calculating, any bad debt, contingency or other reserves;

                                    (iii) paid, discharged or satisfied any
claim, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected or reserved against in the 1997 Financial Statements, the Interim Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date of the Interim Balance Sheet;

                                    (iv) permitted or allowed any of its
property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind;

                                    (v) written off as uncollectible any notes
or accounts receivable, except for write-offs in the ordinary course of business and consistent with past practice, none of which are material;

                                    (vi) canceled any debts or waived any claims
or rights of substantial value, or sold, transferred, or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible), except in the ordinary course of business and consistent with past practice;

                                    (vii) disposed of or permitted to lapse any
patent, trademark, trade name or copyright, or disposed of or disclosed (except as necessary in the conduct of its business) to any person any trade secret, formula, process or know-how, other than Buyer;

                                    (viii) granted any general increase in the
compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any officer or employee, and, unless otherwise set forth in Schedule 2.1(i), no such increase is customary on a periodic basis or is required by agreement or understanding;

                                    (ix) made any single capital expenditure or
commitment in



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excess of $10,000 for additions to property, plant, equipment or intangible assets or made aggregate capital expenditures and commitments in excess of $50,000 (on a consolidated basis) for additions to property, plant, equipment or intangible assets;

                                    (x) declared, paid or set aside for payment
any dividend or other distribution in respect of, or redeemed any shares of, its capital stock;

                                    (xi) made any change in any method of
accounting or accounting practice;

                                    (xii) paid, loaned or advanced any amount
to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its officers, directors, debtholders, the Sellers or employees or any "affiliate" or "associate" of any of its officers, directors, noteholders, the Sellers or employees (as such terms are defined in Rule 405 promulgated under the Securities Act and as used herein "Associate" and "Affiliate"), except for compensation to officers and employees at rates not materially exceeding the rates of compensation paid during the year ended December 31, 1997; (xiii) paid any amount in respect of indebtedness for borrowed money except for regularly scheduled payments of principal and interest in accordance with the terms thereof; or

                                    (xiv) agreed, whether in writing or
otherwise, to take any action described in this Section unless such action is specifically excepted from this Section or described in Schedule 2.1(i).

                           (j) TAX MATTERS. Except as set forth in Schedule
2.1(j) hereto, USTC has filed with the appropriate governmental agencies all Federal, state, local or foreign tax returns and reports required to be filed by it ("Returns"), has paid in full or made adequate provision for the payment of, all taxes of every nature, including, but not limited to, income, sales, franchise and withholding taxes ("Taxes"), together with interest, penalties, assessments and deficiencies owed by it with respect to all periods covered by such Returns, and all such Returns were correct and complete in all respects. USTC is not currently the beneficiary of any extension of time within which to file any Returns. The Sellers have previously provided Buyer with true and complete copies of all such Returns filed within the past three (3) years. There are no filed or other known tax liens upon any property or assets of USTC. USTC has not waived any statute of limitations in respect of Taxes or executed or filed with any governmental authority any agreement extending the period for the assessment or collection of any Taxes, and it is not a party to any pending or, to USTC's or any Seller's knowledge, threatened action or proceeding by any governmental authority for the assessment or collection of Taxes. To the knowledge of USTC and the Sellers, no issue has arisen in any examination of USTC by any governmental authority that if raised with respect to any other period not so examined would, if upheld, result in a material deficiency for any other period not so examined. There is no unresolved written claim by a governmental authority in any jurisdiction where USTC does not file Returns that USTC is or may be subject to taxation by such jurisdiction. There has been no examination or audit with respect to Taxes with respect to any year. USTC is not required to make any adjustment pursuant to Section 481 of the Internal Revenue Code of 1986, as amended (the "Code"), by reason of a change in accounting method or otherwise and, to the knowledge of USTC and the Sellers, neither the Internal Revenue Service nor any other governmental authority has proposed any such adjustment or change in accounting method in respect of USTC, which proposal is currently pending and USTC does not have an



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application pending with any governmental authority requesting permission for any change in accounting method that relates to its business and/or operations. USTC has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, Seller or other third party. USTC has never filed any consolidated, combined or unitary Return for any period ending on or prior to the Closing Date.

                           (k) LITIGATION. Except as set forth in Schedule
2.1(k) hereto, there are no suits or actions, or administrative, arbitration or other proceedings or governmental investigations, pending, or to the knowledge of USTC and the Sellers, threatened against or affecting, or which may affect, USTC or any of its properties, assets or businesses or the transactions contemplated hereby. To the best knowledge of USTC and the Sellers, there are no outstanding judgments, orders, stipulations, injunctions, decrees or awards against USTC which are not satisfied.

                           (l) COMPLIANCE WITH APPLICABLE LAW. Except for any
noncompliance which would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise) of the business or operations of USTC. USTC is, and at all times since its formation has been, in compliance with all Federal, state, local and foreign laws, statutes, ordinances, regulations, and administrative rulings (collectively "Laws"), promulgated by any governmental or regulatory authority applicable to USTC or to the conduct of the business or operations of USTC or to the use of its properties and assets, including, without limitation, all environmental Laws. USTC has not received, and does not know of the issuance or threatened issuance of, any notices of violation or alleged violation of any laws by USTC.

                           (m) PERMITS. A list of all permits, approvals,
licenses, certificates (other than USTC's certificate of incorporation), franchises, authorizations, consents and orders ("Permits") necessary to the operation of the business of USTC in the manner in which it is presently conducted is set forth on Schedule 2.1(m) hereto. All such Permits are valid and remain in full force and effect. USTC has not engaged in any activity which would cause revocation or suspension of any such Permits and no action or proceeding looking to or contemplating the revocation or suspension of any thereof is pending or threatened. No additional Permits will be required to permit USTC to continue its business in the State of Illinois substantially in the manner it is presently conducted after the consummation of the transactions contemplated hereby.

                           (n) TITLE TO PROPERTIES. USTC does not own any real
property. Except as set forth in Schedule 2.1(n) hereto, USTC has good title to all of the properties and assets (personal and mixed, tangible and intangible) reflected on the Interim Balance Sheet or thereafter acquired or which it purports to own (except properties or assets sold or otherwise disposed of in the ordinary course of business consistent with past practice subsequent to the date of the Interim Balance Sheet which in the aggregate did not have a book value in excess of $10,000), free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever. Schedule 2.1(n) also contains an accurate list setting forth all (i) real property leased (whether as lessor or lessee) or subject to contract or commitment of purchase or sale or lease (whether as lessor or lessee) by USTC and (ii) significant personal property leased by or to USTC or subject to a title retention or conditional sales agreement or other security device. All leases listed in Schedule 2.1(n) are valid, binding and enforceable in accordance with their terms, and are in full force and effect, except to the extent that enforceability may be limited by the operation of bankruptcy, insolvency or similar laws; there are no existing defaults by USTC thereunder; no event of default has occurred which (whether with or without notice, lapse of time or both) would constitute a default by USTC thereunder; and all lessors under such leases have consented (where



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such consent is necessary) to the consummation of the transactions contemplated by this Agreement without requiring modification of the rights and obligations of USTC under such leases. All USTC's property is located at USTC's facilities at 1000 Corporate Boulevard, Suite B, Aurora, Illinois 60504-6413.

                           (o) ACCOUNTS RECEIVABLE; FIXED ASSETS.

                                    (i) The accounts receivable reflected on the
Interim Balance Sheet are good and collectible in the ordinary course of business at the aggregate recorded amounts thereof and are not subject to any offsets. The accounts receivable of USTC which were thereafter added are good and collectible in the ordinary course of business at the aggregate amounts recorded on the books of account and are not subject to any offsets. Set forth on Schedule 2.1(o)(i) hereto is a true and complete list of USTC's accounts receivable as of June 1, 1998, and aging with respect thereto.

                                    (ii) Schedule 2.1(o)(ii) hereto contains a
complete and accurate list of all machinery, equipment and other fixed assets of USTC (the "Equipment") having a book value in excess of $1,000. Each such item of Equipment is in good operating condition, normal wear and tear excepted, and is fit for its intended use. USTC has purchased maintenance agreements with respect to its UPS battery back-up and telephone switch systems from the manufacturers thereof or other qualified maintenance provider.

                           (p) INTELLECTUAL PROPERTY. Schedule 2.1(p) hereto
lists all licenses, patents, copyrights, or trademarks owned or used by USTC in the conduct of its business and all applications therefor (the "Intellectual Property"). No officer or director, Seller or employee of USTC nor any of their Affiliates or Associates has any ownership or other interest in any of the Intellectual Property. To the knowledge of USTC and the Sellers, none of the Intellectual Property is being infringed upon by, or infringes, any licenses, patents, copyrights, trademarks or other intellectual property rights of any other person or entity. Except as set forth in Schedule 2.1(p), the validity of the Intellectual Property and the title thereto of USTC have not been questioned in any litigation or governmental inquiry or proceeding to which USTC, is a party, and, to the knowledge of USTC and the Sellers, no such litigation, governmental inquiry or proceeding is threatened. The conduct of the business of USTC as presently conducted does not conflict with valid licenses, trademarks, trademark rights, trade names, trade name rights, service marks or patents of others in any way likely to affect adversely, in any material respect, the Intellectual Property.

                           (q) TOLL FREE TELEPHONE NUMBERS. Schedule 2.1(q)
hereto sets forth a complete list of all Toll Free Telephone Numbers owned or used by USTC in the conduct of its business. No officer or director, Seller or employee of USTC nor any of their Affiliates or Associates has any ownership or other interest in the Toll Free Telephone Numbers.

                           (r) INSURANCE. Schedule 2.1(r) hereto contains a
complete and correct list and copies of all policies of insurance in which USTC or its officers or directors (in such capacity) is an insured party, beneficiary or loss payable payee. Such policies are in full force and effect.

                           (s) BANK ACCOUNTS AND POWERS OF ATTORNEY. Schedule
2.1(s) hereto contains a complete and correct list showing (i) the name of each bank in which USTC has an account or safe deposit box and the names of all persons authorized to draw thereon or have access thereto, and (ii) the names of all persons, if any, holding powers of attorney from USTC.

                           (t) EMPLOYEE ARRANGEMENTS; ERISA. USTC has (i) no
union, collective bargaining, employment, management, severance or consulting agreements to which USTC is a party or is otherwise bound, and (ii) no compensation plans, bonus plans, deferred compensation agreements, pension and retirement plans, profit-sharing plans, stock purchase and stock option plans.
Schedule 2.1(t) hereto contains a complete and correct list and copies of USTC's hospitalization, insurance plans or arrangements providing for benefits for employees of USTC. Such Schedule also lists the names and compensation of all persons employed by USTC. USTC has no employee benefits plans established or maintained by USTC which are qualified for Federal income tax exemption under Sections 401 and 501 of the Code.

                           (u) CERTAIN BUSINESS MATTERS. Except as set forth in
Schedule 2.1(u) hereto (i) USTC is not a party to or bound by any distributorship, dealership, sales agency, franchise or similar agreement which relates to the sale, distribution or servicing of the Toll Free Telephone Numbers or services related thereto, (ii) USTC does not have any sole-source supplier of significant goods or services (other than utilities) with respect to which practical alternative sources are not available on comparable terms and conditions, (iii) there are not pending and, to USTC's and the Sellers' knowledge there are not threatened, any labor negotiations involving or affecting USTC and, to USTC's and the Sellers' knowledge, no organizing activities involving union representation exist in respect of any of its employees, (iv) USTC neither gives nor is bound by any express warranties relating to its services and, to the knowledge of USTC and the Sellers, there has been no assertion of any breach of warranties which could have a material adverse effect on the business or condition (financial or otherwise) of USTC and, to the knowledge of USTC and the Sellers, there are no problems or potential problems with respect to any product sold or services provided by USTC, (v) USTC is not a party to or bound by any written agreement which limits its freedom to compete in any line of business or with any person or entity,
(vi) USTC is not a party to or bound by any agreement which based on current economic circumstances will result in a loss when performed, and (vii) USTC is not a party to or bound by any agreement or involved in any transaction in which any officer, director, debtholder or Seller, or any Affiliate or Associate of any such person has, or had when made, a direct or indirect material interest.

                           (v) CONTRACTS. Schedule 2.1(v) hereto contains a
complete and correct list of any and all contracts, commitments, obligations and undertakings, written or oral, to which USTC is a party or otherwise bound which are material to the operation and business of USTC. True and complete copies of all written contracts, commitments, obligations and undertakings set forth in
Schedule 2.1(v) hereto have been furnished to Buyer, and except as expressly stated in Schedule 2.1(v), each of them is in full force and effect, no person or entity which is a party thereto or otherwise bound thereby is, to the knowledge of USTC and the Sellers, in default thereunder, and no event, occurrence, condition or act exists which, with the giving of notice or the lapse of time or both, would give rise to a default or right of cancellation thereunder, and USTC is not in default thereunder and no event, occurrence, condition or act exists by or on behalf of USTC which, with the giving of notice or the lapse of time or both would give rise to a default by USTC thereunder. To USTC's and the Sellers' knowledge, there have been no threatened cancellations thereof and there are no outstanding disputes thereunder. Neither USTC nor any Seller has been advised that any of USTC's contractual partners (including, without limitation, the State of Illinois, Department of Central Management) will terminate its relationship with USTC as a result of the acquisition of USTC by Buyer.

                           (w) BROKERS. No agent, broker, person or firm acting
on behalf of

USTC or the Sellers or under the authority of any of the foregoing, is or shall be entitled to a brokerage commission, finder's fee, or other like payment in connection with any of the transactions contemplated hereby, from USTC or any of the Sellers.

                           (x) DISCLOSURE. No representation or warranty made by
USTC or the Sellers herein or in any of the Executed Agreements contains any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein not misleading.

                           (y) AFFILIATED TRANSACTIONS. Except as set forth in
Schedule 2.1(y) hereto, no Seller (i) is a party to any agreement, transaction or arrangement (oral or written) with or involving USTC or any Associate or Affiliate of USTC or any of the Sellers, or (ii) has any claim, monetary or otherwise, of any sort against USTC.

                  2.2 REPRESENTATIONS AND WARRANTIES OF THE SELLERS. Each of the Sellers severally represents and warrants to Buyer, with respect to such Seller, as follows:

                           (a) CAPACITY; VALIDITY. Such Seller has the legal
capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed by such Seller and constitutes a valid and binding obligation of such Seller enforceable against him in accordance with its terms.

                           (b) TITLE TO SECURITIES. Such Seller holds of record
and owns beneficially (or will own beneficially on the Closing Date) the number of shares of the USTC Stock set forth opposite his or her name on Schedule 1.1 hereto, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), taxes, liens, charges, claims, demands, security interests, options, warrants, purchase rights, contracts, commitments or other encumbrances. Such Seller is not a party to any option, warrant, purchase right or other agreement or understanding that could require such Seller to sell, transfer or otherwise dispose of any shares of the USTC Stock. Such Seller is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any shares of the USTC Stock.

                           (c) RIGHTS TO TOLL FREE TELEPHONE NUMBERS. Such
Seller does not own or possess any rights in or to the Toll Free Telephone Numbers listed on Schedule 2.1(q) hereto.

                           (d) INVESTMENT INTENT. Such Seller acknowledges that
none of the shares of Parent Common Stock are registered under the Securities Act or any state securities laws. The shares of Parent Common Stock are being acquired by such Seller for investment purposes only and not with a view to the distribution or resale thereof. Such Seller has no present intention to sell or otherwise dispose of the Parent Common Stock, except in compliance with the provisions of the Securities Act.

                  2.3 REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby represents and warrants to the Sellers as follows:

                           (a) ORGANIZATION, STANDING AND POWER. Buyer is a
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted by it and is qualified in each other jurisdiction in which qualification is required for it to own, lease and operate its properties and carry on its business as presently conducted by it, except to the extent that failure to so qualify would not have a material adverse effect on the financial condition, business or operations of Buyer.

                           (b) [Intentionally omitted]

                           (c) AUTHORITY. The execution and delivery by Buyer of
this Agreement and of each of the other Executed Agreements to which it shall be a party, the performance by Buyer of its obligations under this Agreement or such Executed Agreements and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of Buyer, and Buyer has all necessary corporate power with respect thereto. This Agreement and the Executed Agreements are, or when executed and delivered by Buyer shall be, the valid and binding obligations of Buyer, enforceable in accordance with their respective terms, except to the extent that enforceability may be limited by the operation of bankruptcy, insolvency or similar laws. Neither the execution and delivery by Buyer of the Executed Agreements, nor the consummation of the transactions contemplated thereby, nor the performance by Buyer of its obligations under the Executed Agreements, shall (nor with the giving of notice or the lapse of time or both would) (i) conflict with or result in a breach of any provision of the Articles of Incorporation or By-Laws of Buyer, (ii) violate any order, writ, injunction, decree, law, statute, rule or regulation or (iii) interfere with or otherwise materially and adversely affect the ability of Buyer to carry on its business as now conducted.

                           (d) INVESTMENT INTENT. The USTC Stock is being
acquired by Buyer for investment purposes only and not with a view to the distribution or resale thereof. Buyer has no present intention to sell or otherwise dispose of the USTC Stock, except in compliance with the provisions of the Securities Act.

                           (e) BROKERS. No agent, broker, person or firm acting
on behalf of Buyer or under its authority is or shall be entitled to a brokerage commission, finder's fee, or other like payment in connection with any of the transactions contemplated hereby.

                  2.4 REPRESENTATIONS AND WARRANTIES OF PARENT. Parent hereby represents and warrants to Sellers that the authorized capital stock of Parent consists of (i) 15,000,000 shares of Common Stock, par value $.001 per share, of which 100,000 shares are designated Class B Common Stock ("Class B Stock") and
(ii) 7,000,000 shares of Series A Preferred Stock, par value $.001 per share. 2,485,000 shares of Common Stock are issued and outstanding or are reserved for issue against outstanding options and warrants, of which 90,500 shares are Class B Stock and 6,520,000 shares are Series A Preferred Stock are issued and outstanding. The shares of the Parent Common Stock being transferred to the Seller in accordance herewith shall be duly and validly issued and fully paid and non-assessable. The transfer of such shares of Parent Common Stock to the Seller as provided herein shall vest the Seller with good and marketable title to the Parent Common Stock, free and clear of all liens, charges, claims and encumbrances.


                  3.  PREFERRED STOCK; PARENT COMMON STOCK

                           (a) PREFERRED STOCK REDEMPTIONS. Sellers acknowledge
and agree that to the extent that USTC shall have paid any amounts, or undertaken to pay any amounts, in respect of the redemption of shares of its preferred stock set forth on Schedule 2.1(i) hereto. Buyer shall be entitled to deduct from the portion of the Cash Purchase Price payable pursuant to 2.1(b)(i) hereto the amount paid or undertaken to be paid by USTC in respect thereof as set forth in such Schedule and to utilize such portion thereof to reimburse USTC in respect of any such amounts paid by USTC or to satisfy at Closing any such amounts undertaken by USTC to be paid.

                           (b)      RESTRICTIONS ON TRANSFER.

                                    (i) Each Seller agrees that he will not
transfer or otherwise dispose of (each, a "Transfer") any of the shares of Parent Common Stock (or any interest therein) except upon the terms and conditions specified herein and such Seller will cause any subsequent holder of such Seller's shares of Parent Common Stock to agree to take and hold the shares of Parent Common Stock subject to the terms and conditions of this Agreement, if such shares of Parent Common Stock are required to include a legend pursuant to
Section 3(b) hereof.

                                    (ii) Each certificate representing the
shares of Parent Common Stock issued to the Sellers or to any subsequent stockholder shall include a legend in the following form; PROVIDED, HOWEVER, that such legend shall not be required (and shall be removed) if a Transfer is being made in connection with a sale of shares of Parent Common Stock registered under the Securities Act, or in connection with a sale in compliance with Rule 144 under the Securities Act, as such Rule may be amended from time to time (each a "Public Sale"):

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION THEREOF OR A VALID EXEMPTION THEREFROM.

                                    (iii) Notwithstanding anything to the
contrary in this Section 3(b), such Seller shall not Transfer any of the shares of Parent Common Stock except to the extent permitted, and in accordance with, the Stockholders Agreement referred to in Section 4.1(g) hereof.

                  4.  CONDITIONS TO CLOSING

                  4.1 CONDITIONS OF BUYER'S OBLIGATION TO CLOSE. The obligation of Buyer to close under this Agreement is subject to the satisfaction of following conditions any of which may be waived by Buyer in writing at or prior to Closing:

                           (a) DUE DILIGENCE. Buyer shall have completed, to its
satisfaction, its business, legal and accounting due diligence.

                           (b) AGREEMENTS AND CONDITIONS. On or before the
Closing Date, the Sellers and USTC shall have complied with and duly performed all agreements and conditions on their part to be complied with and performed pursuant to or in connection with this Agreement on or before the Closing Date.

                           (c) REPRESENTATIONS AND WARRANTIES. The
representations and warranties of the Sellers and USTC contained in this Agreement, or otherwise made in connection with the transactions contemplated hereby, shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

                           (d) NO LEGAL PROCEEDINGS. No court or governmental
action or proceeding shall have been instituted or threatened to restrain or prohibit the transactions contemplated hereby, and on the Closing Date there will be no court or governmental actions or proceedings pending or threatened against or affecting USTC which involve a demand for any judgment or liability, whether or not covered by insurance, and which may result in any material adverse change in the business, operations, properties or assets or in the condition, financial or otherwise, of USTC.

                           (e) CONSENTS. Buyer shall have received all Consents
necessary to effectuate this Agreement and to consummate the transactions contemplated hereby.

                           (f) EMPLOYMENT AGREEMENTS. Buyer shall have entered
into Employment Agreements with Andrew M. Knee and Connie Lais, in form and substance satisfactory to Buyer.

                           (g) STOCKHOLDERS AGREEMENT. The Sellers shall have
entered into a Stockholders Agreement, in form and substance satisfactory to Parent.

                           (h) ESCROW AGREEMENT. The Sellers and the Escrow
Agent shall have entered into the Escrow Agreement.

                           (i) RESIGNATIONS OF OFFICERS AND DIRECTORS. Buyer
                  shall have received resignations effective as of the Closing Date from all of the executive officers and each of the members of the board of directors of USTC.

                           (j) CERTIFICATES OF STATUS. Buyer shall have received
certificates from the Secretary of State of Illinois and of each jurisdiction set forth in Schedule 2.1(a) hereto, providing that USTC has filed its most recent annual report, has not filed articles of dissolution and is in good standing in each such jurisdiction.

                           (k) OPINION OF COUNSEL. The Sellers shall have
furnished Buyer with a favorable opinion of counsel(s) for USTC and the Sellers, dated as of the Closing Date, and in form and substance satisfactory to Buyer.

                           (l) GENERAL RELEASE OF USTC BY THE SELLERS. The
Sellers shall have fully released and discharged USTC from any and all obligations owing to them by USTC in form and substance satisfactory to Buyer and its counsel.

                  4.2 CONDITIONS OF THE SELLERS' AND USTC'S OBLIGATIONS TO CLOSE. The obligations of the Sellers and USTC to close under this Agreement are subject to the following conditions any of which may be waived by USTC in writing at or prior to Closing:

                           (a) AGREEMENTS AND CONDITIONS. On or before the
Closing Date, Buyer shall have complied with and duly performed all agreements and conditions on its part to be complied with and performed pursuant to or in connection with this Agreement on or before the Closing Date.

                           (b) REPRESENTATIONS AND WARRANTIES. The
representations and warranties of Buyer contained in this Agreement, shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

                           (c) OPINION OF COUNSEL. Buyer shall have furnished
Sellers with a favorable opinion of counsel(s) for Buyer, dated as of the Closing, and in form and substance satisfactory to Seller's Rep.

                           (d) ESCROW AGREEMENT. Buyer and the Escrow Agent
shall have entered into the Escrow Agreement.

                  5. TRANSFER TAXES. Notwithstanding anything to the contrary contained herein, the Sellers, jointly and severally, shall assume and pay all sales, use, privilege, transfer, stock transfer, real property transfer, documentary, gains, stamp, duties, recording and similar Taxes and fees (including any penalties, interest or additions) imposed upon any party hereto incurred in connection with the purchase of USTC Stock (or the redemption of any shares of USTC's preferred stock) as contemplated by this Agreement (collectively, "Transfer Taxes") and shall, at their own expense, accurately file all necessary Returns and other documentation with respect to any Transfer Tax other than Returns which Buyer is responsible for filing under applicable law. The Sellers agree to timely sign and deliver such certificates or forms as may be necessary or appropriate to establish a lawful exemption from (or otherwise lawfully reduce), or file Returns with respect to, such Transfer Taxes.

                  6.  INDEMNIFICATION

                  6.1 SURVIVAL OF REPRESENTATIONS. The representations and warranties of the Sellers in this Agreement or in any document delivered pursuant hereto shall survive the Closing Date for a period of one year and shall then terminate; PROVIDED, HOWEVER, that (i) any such representation and warranty shall survive the time it would otherwise terminate only with respect to claims of which notice has been given as provided in this Agreement prior to such termination and (ii) such time limitation shall not apply to the representations and warranties set forth in Section 2.2(b) hereof, which shall survive indefinitely, and Sections 2.1(j), 2.1(l) (with respect only to environmental laws) and 2.1(n) hereof, which shall survive until the expiration of the applicable statute of limitations.

                  6.2 INDEMNITORS; INDEMNIFIED PERSONS. For purposes of this
Section 6, each party which, pursuant to this Section 6, shall agree to indemnify any other person or entity shall be referred to, as applicable, as the "Indemnitor", and each such person and entity who is entitled to be indemnified by any Indemnitor shall be referred to as the "Indemnified Person" with respect to such Indemnitor.

                  6.3 INDEMNITY OF SELLERS. The Sellers and, with respect only to claims made hereunder by Buyer prior to the Closing, USTC, hereby jointly and severally agree to indemnify, hold harmless and reimburse Buyer and its directors, officers, stockholders, agents and employees from and against any and all claims, liabilities, losses, damages and expenses incurred by such Indemnified Persons (including reasonable attorneys' fees and disbursements) which shall be caused by or related to or shall arise out of any breach or, with respect to third party claims, alleged breach of any representation, warranty, covenant or agreement of USTC or Sellers contained in this Agreement and shall reimburse such Indemnified Persons for all costs and expenses (including reasonable attorneys' fees and disbursements) as they shall be incurred, in connection with paying, investigating, preparing for or defending any action, claim, investigation, inquiry or other proceeding, whether or not in connection with pending or threatened litigation, which shall be caused by or related to or shall arise out of such breach or alleged breach, whether or not any such Indemnified Person shall be named as a party thereto and whether or not any liability shall result therefrom. The Sellers and USTC further agree that they shall not, without the prior written consent of Buyer settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder unless such settlement, compromise or consent shall include an unconditional release of each Indemnified Person under this Section 6.3 from all liability arising out of such claim, action, suit or proceeding.

                  6.4 INDEMNITY OF BUYER. Buyer hereby agrees to indemnify, hold harmless and reimburse the Sellers and USTC and USTC's directors, officers, agents and employees from and against any and all claims, liabilities, losses, damages and expenses incurred by them (including reasonable attorneys' fees and disbursements) which shall be caused by or related to or shall arise out of any breach or, with respect to third party claims, alleged breach of any representation, warranty, covenant or agreement of Buyer contained in this Agreement and shall reimburse such Indemnified Persons for all costs and expenses (including reasonable attorneys' fees and disbursements) as shall be incurred, in connection with paying investigating, preparing for or defending any action, claim, investigation, inquiry or other proceeding, whether or not in connection with pending or threatened litigation, which shall be caused by or related to or shall arise out of such breach or alleged breach, whether or not such Indemnified Persons shall be named as a party thereto and whether or not any liability shall result therefrom. Buyer further agrees that it shall not, without the prior written consent of the Sellers' Rep and USTC, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder unless such settlement, compromise or consent shall include an unconditional release of the Sellers and USTC under this Section 6.4 from all liability arising out of such claim, action, suit or proceeding.

                  6.5 PROCEDURES FOR INDEMNIFICATION; DEFENSE. Promptly after receipt by an Indemnified Person of notice of any third party claim with respect to which indemnification may be sought hereunder, such Indemnified Person shall notify the Indemnitor of such claim, but failure to so notify the Indemnitor shall not relieve the Indemnitor from any liability which the Indemnitor may have hereunder or otherwise, unless the Indemnitor shall be materially prejudiced by such failure. If the Indemnitor shall so elect, the Indemnitor shall assume the defense of such claim, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall pay the fees and disbursements of such counsel. In the event, however, that such Indemnified Person shall reasonably determine in its judgment that having common counsel would present such counsel with a conflict of interest or alternative defenses shall be available to an Indemnified Person or if the Indemnitor shall fail to assume the defense of the action or proceeding in a timely manner, then such Indemnified Person may employ separate counsel to represent or defend it in any such action or proceeding and the Indemnitor shall pay the reasonable fees and disbursements of such counsel; PROVIDED, HOWEVER, that the Indemnitor shall not be required to pay the fees and disbursements of more than one separate counsel for all Indemnified Persons in any jurisdiction in any single action or proceeding. In any action or proceeding the defense of which the Indemnitor shall assume, the Indemnified Person shall have the right to participate in any litigation and to retain its own counsel at such Indemnified Person's own expense except as otherwise provided above in this Section 6.5, so long as such participation does not interfere with the Indemnitor's control of such litigation.

                  6.6 GUARANTY INDEMNITY. Subject to Section 6.5 above, Buyer shall indemnify and hold harmless and reimburse Andrew M. Knee and John H. Turner from and against any and all claims, liabilities, losses, damages and expenses incurred by Mr. Knee or Mr. Turner under any of the guaranties provided by him and set forth on Schedule 6.6 hereto, provided that Buyer shall be entitled to set off any claim it may have against Mr. Knee or Mr. Turner pursuant to Section 6.3 hereof against any obligation it may have hereunder. Buyer shall use its best efforts to cause all such guaranties to be terminated as soon as practicable after Closing.

                  6.7 LIMITATION ON LIABILITY. No Indemnified Person shall be entitled to assert any claim for indemnification arising out of a breach of representation or warranty under Section 6.3 or 6.4 hereof until such time as all such claims for indemnification shall exceed $50,000 in the aggregate, and then only to the extent of such excess. Further, the dollar amount of the indemnification obligations in respect of such claims for a breach of representations or warranties under each of Section 6.3 and 6.4 may not exceed, in the aggregate, the Cash Purchase Price and, with respect to John H. and Carol
C. Turner, may not exceed the portion of the aggregate Cash Purchase Price allocated to them pursuant to Schedule 1.2 hereto.

                  7.  NON-COMPETITION; CONFIDENTIALITY

                  7.1 NON-COMPETITION. Following the Closing Date and for a period of five (5) years thereafter (the "Non-Competition Period"), Andrew M. Knee shall not, directly or indirectly, (a) engage in any business or activity that competes with the call center business anywhere in North America (the "Business"); (b) enter the employ of any person or entity engaged in any business or activity that competes with the Business or render any consulting or other services to any person or entity for use in or with the effect of competing with the Business; or (c) have an interest in any business or activity that competes with the Business, in any capacity, including, without limitation, as an investor, partner, stockholder, officer, director, principal, agent, employee, or creditor; PROVIDED, HOWEVER, that nothing herein shall prevent the purchase or ownership by any Seller of less than 3% of the outstanding equity securities of any class of securities of a company registered under Section 12 of the Securities and Exchange Act of 1934, as amended.

                  7.2 NO COMPETING INTERESTS. Each Seller hereby represents and warrants to Buyer that he has no ownership or other interest in any business or activity that competes, directly or indirectly, with the Business.

                  7.3 NON-DISRUPTION. During the Non-Competition Period, no Seller shall, directly or indirectly, interfere with, disrupt or attempt to disrupt any present or prospective relationship, contractual or otherwise, between USTC or any of its Affiliates, on the one hand, and any of its customers, suppliers or employees, on the other hand.

                  7.4 CONFIDENTIALITY. No Seller shall use for his own behalf or divulge to any other person or entity any confidential information or trade secrets of or relating to Buyer in any manner whatsoever (except as authorized and required in connection with the Seller's relationship with Buyer or any of its Affiliates during the term of such relationship or except as may be required under legal process by subpoena or other court order; PROVIDED, HOWEVER, that the Seller shall give Buyer prompt prior written notice thereof in order to contest such requirement or order). As used herein, confidential information shall consist of all information, knowledge or data relating to Buyer or any of its Affiliates (including, without limitation, all information relating to inventions, procedures and operations, processes and methods, financial information, customer and prospective customer lists, prices and trade practices) which is not in the public domain or otherwise published or publicly available.

                  7.5 REMEDIES UPON BREACH. The Sellers acknowledge and agree that (a) Buyer shall be irreparably injured in the event of a breach by a Seller of any of his obligations under this Section 7; (b) monetary damages shall not be an adequate remedy for such breach; (c) Buyer shall be entitled to injunctive relief, in addition to any other remedy which it may have, in the event of any such breach; and (d) the existence of any claims which a Seller may have against Buyer, whether under this Agreement or otherwise, shall not be a defense to the enforcement by Buyer of any of its rights under this Agreement.

                  8.  MISCELLANEOUS PROVISIONS

                           (a) CONFIDENTIALITY. USTC, the Sellers and Buyer
agree not to, directly or indirectly, without the prior written consent of the other, use or disclose to any person, firm or corporation, any of the terms of this Agreement, except as may be required by the disclosure obligations of Buyer under applicable securities laws or as may be required to be disclosed to the attorneys and/or accountants of the parties hereto in connection with the transactions contemplated hereby.

                           (b) PUBLIC ANNOUNCEMENTS. The Sellers and Buyer agree
that they will consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby and any press release or any public statement shall be subject to mutual agreement of the parties, except as may be required by the disclosure obligations of Buyer under applicable securities laws.

                           (c) NOTIFICATION. Each party hereto shall give the
other party or parties hereto prompt written notice of (i) the existence of any fact or the occurrence of any event which constitutes, or with the giving of notice or the passage of time or both would constitute, a breach of any representation or warranty of the party giving such notice made herein or pursuant hereto and (ii) the taking of any action by the party giving such notice that would breach or violate, or constitute a default under, any agreement or covenant of such party made herein or pursuant hereto. The giving of any such notice shall not affect, modify or limit in any way any representation, warranty, agreement or covenant of the parties made herein or pursuant hereto.

                           (d) EXECUTION IN COUNTERPARTS. This Agreement may be
executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

                           (e) NOTICES. All notices, requests, demands and other
communications which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed duly given when delivered by hand, telecopied or posted in the United States mail by registered or certified mail with postage pre-paid, return receipt requested, (i) if to Buyer, to Teleservices Acquisition Corporation, c/o Hertzog, Calamari & Gleason, 100 Park Avenue, New York, New York 10016, Attention: John D. Vaughan, Esq., facsimile number: (212) 213-1199; and (ii) if to the Sellers, to c/o U.S. Telefactors Corporation, 1000 Corporate Boulevard, Suite B, Aurora, Illinois 60504-6413,
Attention: Mr. Andrew Knee, facsimile number: (630) 820-7186, or to such other address(es) as shall be specified by like notice to the other parties.

                           (f) AMENDMENTS. This Agreement may be amended or
modified at any time prior to the Closing Date, but only by a written instrument executed by all of the parties hereto.

                           (g) ENTIRE AGREEMENT. This Agreement (together with
the other agreements, certificates, instruments and documents delivered pursuant hereto) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof.

                           (h) APPLICABLE LAW. This Agreement and the legal
relations among the parties hereto shall be governed by and construed in accordance with the internal laws of the State of Illinois. The parties hereby consent to the nonexclusive jurisdiction of Federal and New York State courts located in the County of New York and of Federal and Illinois State courts located in the County of Kane and agree that service of process by certified mail, return receipt requested, shall constitute personal service for all purposes hereof.

                           (i) HEADINGS. The headings contained herein are for
the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

                           (j) FEES AND DISBURSEMENTS. Buyer shall pay its own
expenses, and the fees and disbursements of the counsel, accountants or auditors retained by it in connection with the preparation, execution and delivery of this Agreement and the fees and expenses and disbursements of the counsel to USTC and the Sellers shall be paid by the Sellers, provided that USTC may pay up to $20,000 of Seller's legal expenses prior to Closing.

                           (k) ASSIGNMENT. This Agreement may not be assigned by
USTC or any Seller without the prior written consent of Buyer. This Agreement may not be assigned by Buyer, except for an assignment by Buyer to any Affiliate, without the prior written consent of the Sellers' Rep.

                           (l) BINDING EFFECT; BENEFITS. This Agreement shall
inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective heirs, legal representatives, successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                           (m) SEVERABILITY. Any provision of this Agreement
which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement the day and year first above written.


                                       TELESERVICES ACQUISITION CORPORATION



                                       By: /s/ Richard F. Gaccione
                                           ------------------------------------
                                           Title: Chairman of the Board


                                       TELESERVICES   HOLDING  CORPORATION
                                       with respect only   to Section 2.4 hereof



                                       By: /s/ Richard F. Gaccione
                                           ------------------------------------
                                           Title: Chairman of the Board


                                       U.S. TELEFACTORS CORPORATION



                                       By: /s/ Andrew M. Knee
                                           ------------------------------------
                                           Title: President

                                       SELLERS:



                                       /s/ Andrew M. Knee
                                       ----------------------------------------
                                       Andrew M. Knee


                                       /s/ John H. Turner
                                       ----------------------------------------
                                       John H. Turner


                                       /s/ Carol C. Turner
                                       ----------------------------------------
                                       Carol C. Turner